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                                                                    Exhibit 4.16
                                                                    ------------

                             FIRST AMENDMENT TO THE
                          REGISTRATION RIGHTS AGREEMENT

                  This FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT, dated as of December 4, 2000 (the "First Amendment"), is made among Building Materials Corporation of America (the "Company"), Building Materials Manufacturing Corporation and Building Materials Investment Corporation (the "Guarantors" and, together with the Company, the "Issuers") and BNY Capital Markets, Inc. (the "Initial Purchaser"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement (as defined below).

                                    RECITALS:
                                    --------

                  WHEREAS, on July 5, 2000, the Company issued and sold to the Initial Purchaser $35,000,000 aggregate principal amount of its 10.50% Senior Notes due 2002, as amended and replaced by its 10.50% Senior Notes due 2003 with a maturity date of September 18, 2003 (the "Notes") and the Initial Purchaser is the beneficial and record owner of the Notes as of the date hereof;

                  WHEREAS, the Issuers and the Initial Purchaser entered into a Registration Rights Agreement, dated July 5, 2000 (the "Registration Rights Agreement") in connection with the issuance and sale of the Notes;

                  WHEREAS, the Issuers and the Initial Purchaser desire by this First Amendment to amend certain provisions of the Registration Rights Agreement.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  Section 1.        Additional Agreements

                  (a) The Initial Purchaser hereby waives and forever foregoes any right to receive Additional Interest as provided in Section 6 under the Registration Rights Agreement as a result of the failure of the Company to have filed the Exchange Offer Registration Statement prior to or after the date hereof, except to the extent that Additional Interest would be assessed under the circumstances described in the amended provisions of Section 6 thereof as set forth below.

                  (b) The Initial Purchaser hereby agrees to permit the filing of a Shelf Registration Statement on the terms described in the Registration Rights Agreement in lieu of a Registered Exchange Offer if the Company determines that a Registered Exchange Offer might not be available under existing interpretation of the Commission.

                  Section 2.        Amendments to the Registration Rights
                                    Agreement

                  (a) The definition of Initial Completion Deadline set forth in the Registration Rights Agreement is hereby redefined as 210 days from the Effective Date (as defined below).

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                  (b) Section 6(a) of the Registration Rights Agreement is
hereby replaced in its entirety with the following:

                  "6.      ADDITIONAL INTEREST UNDER CERTAIN CIRCUMSTANCES.

                  (a) Additional interest at a rate of 0.5% per annum of the principal amount of the Notes (the "Additional Interest") shall be assessed as follows:

                           (i) if the Exchange Offer Registration Statement or the Shelf Registration Statement is not filed with the Commission by the earlier of (x) 90 days after the effectiveness of the Supplemental Indenture dated as of December 4, 2000 among the Issuers, the Additional Guarantors and the Trustee (the "Supplemental Indenture") and (y) the date of filing of a registration statement in respect of an initial public offering of common stock of the Company (other than a registration statement on Form S-8), then, commencing from and including the earlier of such dates, Additional Interest shall be assessed on the Notes;

                           (ii) if the Registered Exchange Offer is not completed or a Shelf Registration is not declared effective by the Commission by the Initial Completion Deadline, then, commencing on the Initial Completion Deadline, Additional Interest shall be assessed on the Notes; and

                           (iii) if (A) the Issuers have not exchanged Exchange Notes for all the Securities validly tendered in accordance with the terms of the Registered Exchange Offer on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective, or (B) if applicable, the Shelf Registration Statement has been declared effective and it ceases to be effective prior to two years (or such later date if such two-year period is extended pursuant to Section 3(j) above or such shorter period as is provided in Section 2(b)) from the effectiveness of the Supplemental Indenture, then, Additional Interest shall be assessed on the Notes, commencing on (x) the 31st business day after such effective date in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above;

         provided, however, that (l) upon the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement or the Initial Completion Deadline in the case of (i) above, (2) upon completion of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement in the case of (ii) above, or (3) upon the exchange of Exchange Notes for all the Securities validly tendered in accordance with the terms of the Registered Exchange Offer, or upon the effectiveness of the Shelf Registration Statement which has ceased to remain effective prior to two years (or such later date if such


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         two-year period is extended pursuant to Section 3(j) above or such shorter period as is provided in Section 2(b)) from the effectiveness of the Supplemental Indenture in the case of (iii) above, Additional Interest on the Notes as a result of such clause (i), (ii) or (iii) shall immediately cease to accrue."

                  Section 3.        Miscellaneous

                  (a) This First Amendment shall become effective upon its execution and delivery by the Issuers and the Initial Purchaser, but only if the First Supplemental Indenture dated as of December 4, 2000 among the Issuers, the Additional Guarantors and Trustee (as defined therein) becomes effective in accordance with its terms. The date of the effectiveness of the First Supplemental Indenture is referred to herein as the "Effective Date."

                  (b) Except as expressly amended hereby, the Registration Rights Agreement shall remain in full force and effect.

                  (c) This First Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (d) This First Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.



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         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

BNY CAPITAL MARKETS, INC.             BUILDING MATERIALS CORPORATION
                                      OF AMERICA

By: /s/ Bennett Leichman              By:/s/ Susan B. Yoss
   ------------------------------        ---------------------------------

Name:   Bennett Leichman              Name:  Susan B. Yoss
     ----------------------------          -------------------------------

Title:  Senior Vice President         Title: Senior Vice President
      ---------------------------          -------------------------------



BUILDING MATERIALS                    BUILDING MATERIALS
MANUFACTURING CORPORATION             INVESTMENT CORPORATION

By:/s/ Susan B. Yoss                  By:/s/ Susan B. Yoss
   ----------------------------          ---------------------------------

Name:  Susan B. Yoss                  Name:  Susan B. Yoss
     --------------------------           --------------------------------

Title: Senior Vice President          Title: Senior Vice President
       ------------------------             ------------------------------



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